Exhibit 5.1

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-230042) of our report dated March 29, 2018, with respect to the consolidated financial statements of CannTrust Holdings Inc. as at and for the years ended December 31, 2017 and 2016, which appears in Exhibit 99.55 to the Registration Statement on Form 40-F, as amended.

Chartered Professional Accountants

Licensed Public Accountants

March 18, 2019

Toronto, Ontario